EXHIBIT 99.1

[BOIES, SCHILLER & FLEXNER LLP LETTERHEAD]

October 31, 2004

Mr. Darl McBride

Chief Executive Officer

The SCO Group, Inc.

355 South 520 West, Suite 100

Lindon, UT 84042

Re:  Engagement Letter

Dear Mr. McBride:

We are pleased to confirm the terms of the retention of Boies, Schiller & Flexner LLP (“BSF”), Kevin McBride and Berger Singerman (together, the “Three Original Firms”) by The SCO Group, Inc. (together with its affiliates, “SCO”) as counsel to SCO in connection with the current litigation between SCO and International Business Machines Corporation (“IBM”), Novell, Inc., Red Hat, Inc., AutoZone, Inc. and DaimlerChrysler, Inc., including all related pending counterclaims and all related counterclaims that may be asserted in the future, all appeals in respect of such litigation and all corporate work, if any, directly related to the foregoing (together, the “SCO Litigation”).  As always the Three Original Firms shall conduct the litigation in a manner consistent with our professional responsibilities.  The terms of this engagement letter will not govern any matters other than the SCO Litigation that any of the Three Original Firms may undertake on behalf of SCO.

All aspects of the SCO Litigation, including the direction and allocation of work in connection with the SCO Litigation and the engagement of additional law firms on behalf of SCO to perform any work required in connection with the SCO Litigation, will be managed and directed by BSF in coordination with SCO’s general counsel.  Notwithstanding the foregoing, BSF shall only engage new law firms on behalf of SCO for the SCO Litigation after consultation with SCO’s general counsel.

In connection with the SCO Litigation, SCO shall pay to BSF by wire transfer in immediately available funds:

(a)                                  Immediately upon execution of this engagement letter, $4,616,599.52 ($6,400,000 less $1,783,400.48 paid on September 28, 2004) in satisfaction of all outstanding legal fees and expenses of the Three Original Firms accrued through August 31, 2004.

(b)                                 At the beginning of each quarterly period commencing with the quarterly period beginning on September 1, 2004 and ending with the quarterly period beginning on December 1, 2005, $2 million for each such quarterly period (for a total of $12 million), which shall be allocated to the hourly legal fees for work performed by all law firms engaged on behalf of SCO by BSF or with the written consent of BSF in connection with the SCO Litigation as determined by BSF pursuant to this engagement letter.  The first quarterly payment hereunder for the quarterly period beginning September 1, 2004 shall be paid immediately upon execution of this engagement letter by the parties hereto.

(c)                                  Immediately upon the execution of this engagement letter, $7,956,000 of which amount $7,160,400 and $795,600 will be allocated to BSF and Berger Singerman, respectively.

(d)                                 One or more contingency payments calculated in the manner set forth below on any recovery by SCO or its shareholders of monetary or non-monetary benefits including, without limitation, from (i) the SCO Litigation, (ii) any settlement of claims in the SCO Litigation, (iii) any agreement or transaction in connection with, or in lieu of, settlement of claims in the SCO Litigation and (iv) any licensing or other transaction related to SCO’s intellectual property other than any licensing or other transaction entered into in the ordinary course of business with SCO’s customers for their UNIX systems (each such recovery, a “Litigation Recovery”).  Each contingency payment in respect of a Litigation Recovery shall be due and payable at the time when SCO or its shareholders obtains or receives the benefit of a Litigation Recovery.  Such contingency payments shall be allocated to the law firms other than the Three Original Firms representing SCO in the SCO Litigation as determined by BSF pursuant to this engagement letter.  Such contingency payments, after payment of any accrued but unpaid legal fees of the Three Original Firms and allocation to the law firms other than the Three Original Firms, shall be allocated to the Three Original Firms, with 80%, 10% and 10% allocated to BSF, Kevin McBride and Berger Singerman, respectively.  Each contingency payment shall be calculated as follows:

1.                                       A contingency payment on the amount of the aggregate Litigation Recoveries to date (taking into account all prior Litigation Recoveries paid pursuant to this paragraph (d)) up to $350 million equal to the product of the amount of the incremental Litigation Recovery for which a contingency payment has not been made multiplied by 33%, provided, that, to the extent not previously credited pursuant to paragraphs (d) or (e) of this engagement letter, all hourly legal fees paid at any time to the Three Original Firms will first be credited against and deducted from such product to determine the net contingency payment due pursuant to this subparagraph (1) plus

2.                                       A contingency payment on the amount of the aggregate Litigation Recoveries to date (taking into account all prior Litigation Recoveries paid pursuant to this paragraph (d)) above $350 million but less than or equal to $700 million equal to the product of the amount of the incremental Litigation Recovery for which a contingency payment has not been made multiplied by 25%, provided, that, to the extent not previously credited pursuant to paragraphs (d) or (e) of this engagement letter, all hourly legal fees paid for work performed on or after September 1, 2004 by law firms other than the Three Original Firms engaged on behalf of SCO by BSF or with the written consent of BSF will first be credited against and deducted from such product to determine the net contingency payment due pursuant to this subparagraph (2) plus

3.                                       A contingency payment on the amount of aggregate Litigation Recoveries to date (taking into account all prior Litigation Recoveries paid pursuant to this paragraph (d)) above $700 million equal to the product of the amount of the incremental Litigation Recovery for which a contingency payment has not been made multiplied by 20%.

(e)                                  One or more contingency payments calculated in the manner set forth below on any recovery by SCO or its shareholders of monetary or non-monetary benefits including, without limitation, from (i) any disposition whether by sale, merger or otherwise of all or substantially all of SCO’s assets or all or substantially all of SCO’s outstanding shares of capital stock and (ii) any change of control of SCO, defined as any acquisition by any person or group of persons acting in concert of the ability to unilaterally (by such person or group of persons) effect decisions of SCO or rights to appoint 50% or more of the board of directors of SCO, provided that, no contingency payments shall be due solely as a result of or solely arising out of any debt, equity or other financing activities by SCO, provided further that, in the case of clause (ii) above, no such change of control shall be deemed to have occurred solely as a result of any existing shareholder of SCO acquiring additional common stock of SCO or SCO acquiring shares of its common stock through open market or private transactions in each case such that the existing shareholder’s percentage interest in SCO does not increase beyond such shareholder’s percentage ownership of SCO common stock immediately prior to the issuance of Series A Convertible Preferred Stock to BayStar Capital II, L.P. on October 16, 2003 (each such recovery, a “Transaction Recovery”).  The amount of a Transaction Recovery will equal (x) for purposes of clause (i) above, the fair market value of the aggregate monetary or non-monetary consideration paid to SCO or its shareholders, as applicable, including all cash, stock, property and assumed liabilities of SCO (other than any assumed liabilities pursuant to paragraph (d) or this paragraph (e) to the extent such amounts would otherwise be included in this clause (x)) and (y) for purposes of clause (ii) above, the implied enterprise value of SCO as of the date of the triggering event determined with reference to the triggering event, if applicable (other than any assumed liabilities pursuant to paragraph (d) or this paragraph (e) to the extent such amounts would otherwise be included in this clause (y)).  Each contingency payment in respect of a Transaction Recovery shall be due and payable at the time when the triggering event described in this paragraph (e) occurs whether such triggering event occurs in one or a series of transactions taken together.  Such contingency payments shall be allocated to the law firms other than the Three Original Firms representing SCO in the SCO Litigation as determined by BSF pursuant to this engagement letter.  Such contingency payments, after payment of any accrued but unpaid legal fees of the Three Original Firms and allocation to the law firms other than the Three Original Firms, shall be allocated to the Three Original Firms, with 80%, 10% and 10% allocated to BSF, Kevin McBride and Berger Singerman, respectively.  Each contingency payment shall be calculated as follows:

1.                                       A contingency payment on the amount of aggregate Transaction Recoveries to date (taking into account all prior Transaction Recoveries paid pursuant to this paragraph (e)) up to $350 million equal to the product of the amount of the incremental Transaction Recovery for which a contingency payment has not been made multiplied by 33%, provided, that, to the extent not previously credited pursuant to paragraphs (d) or (e) of this engagement letter, all hourly legal fees paid at any time to the Three Original Firms will first be credited against and deducted from such product to determine the net contingency payment due pursuant to this subparagraph (1) plus

2.                                       A contingency payment on the amount of aggregate Transaction Recoveries to date (taking into account all prior Transaction Recoveries paid pursuant to this paragraph (e)) above $350 million but less than or equal to $700 million equal to the product of the amount of the incremental Transaction Recovery for which a contingency payment has not been made in excess of $350 million but less than or equal to $700 million multiplied by 25%, provided, that, to the extent not previously credited pursuant to paragraphs (d) or (e) of this engagement letter, all hourly legal fees paid for work performed on or after September 1, 2004 by law firms other than the Three Original Firms engaged on behalf of SCO by BSF or with the written consent of BSF will first be credited against and deducted from such product to determine the net contingency payment due pursuant to this subparagraph (2) plus

3.                                       A contingency payment on the amount of aggregate Transaction Recoveries to date (taking into account all prior Transaction Recoveries paid pursuant to this paragraph (e)) above $700 million equal to the product of the amount of the incremental Transaction Recovery for which a contingency payment has not been made in excess of $700 million multiplied by 20%.

Except to the extent otherwise expressly provided in this engagement letter (i) no other legal fees, whether hourly, contingent or otherwise, shall be owing or payable to the Three Original Firms in connection with the SCO Litigation through the end of the current litigation between SCO and IBM, including any appeals and (ii) the Three Original Firms shall have no duties or obligations to SCO.  Subsequent to the end of the current litigation between SCO and IBM, including any appeals, the parties shall determine in good faith how to proceed with any remaining SCO Litigation, to the extent necessary.  Furthermore, the Three Original Firms expressly waive any right to receive the 400,000 shares of SCO common stock referred to in the letter agreement between SCO and BSF dated November 17, 2003.

BSF shall be responsible for the negotiation of all legal fees to be paid to other law firms engaged to work on the SCO Litigation on behalf of SCO and shall have full authority to negotiate, on behalf of SCO, any fee arrangements deemed appropriate by BSF, including without limitation, any discounts, caps or contingency payments, provided that all legal fees related to the SCO Litigation incurred by law firms engaged on behalf of SCO by BSF or with the written consent of BSF on or after September 1, 2004 shall be paid from the quarterly payments of $2 million and any contingency payments shall be paid from the contingency payments in each case due pursuant to this engagement letter.  The Three Original Firms shall be responsible, so long as SCO has made the payments required herein on a timely basis, for the payment of any legal fees accrued for work after September 1, 2004 by other law firms engaged to work on the SCO Litigation on behalf of SCO by BSF or with the written consent of BSF in the event that such quarterly payments or contingent payments are insufficient to cover any such legal fees, with BSF, Kevin McBride and Berger Singerman each being severally and not jointly responsible for 80%, 10% and 10% of such legal fees, respectively (each a “Required Contribution”).  To the extent that any law firm fails to make a Required Contribution (a “Defaulting Firm”), such Defaulting Firm shall no longer be entitled to any contingency payment due to such Defaulting Firm pursuant to paragraphs (d) or (e) of this engagement letter.  In the event that there is a failure to make a Required Contribution the law firms that have made their Required Contributions shall have the right but not the obligation, (on a pro rata basis if more than one law firm makes such election) to make such Required Contribution on behalf of such Defaulting Firm.  Any such law firm making such election shall receive any contingency payment that would otherwise have been due to the Defaulting Firm pursuant to paragraphs (d) or (e) of this engagement letter but for the failure to make the Required Contribution (on a pro rata basis if more than one law firm makes such election).  If no law firm elects to make the Required Contribution on behalf of such Defaulting Firm, SCO may elect to make the Required Contribution on behalf of such Defaulting Firm.  If SCO makes the Required Contribution on behalf of the Defaulting Firm, SCO shall have the right to receive any contingency payment that would otherwise have been due to the Defaulting Firm pursuant to paragraphs (d) or (e) of this engagement letter but for the failure to make the Required Contribution.

Promptly upon execution of this engagement letter, SCO shall deposit into an escrow account, with an escrow agent reasonably acceptable to BSF, at least $5 million for the payment of any expert, consulting and other expenses (including out-of-pocket expenses of all law firms working on the SCO Litigation) approved by BSF.  SCO shall be responsible for the payment of any expert, consulting or other expenses (including out-of-pocket expenses of all law firms working on the SCO Litigation) in the event the amount in escrow is insufficient to cover any such expert, consulting or other expenses.  In furtherance of this obligation, SCO shall use commercially reasonable efforts to manage its on-going business in a cash-flow positive or neutral manner consistent with applicable fiduciary duties to its shareholders.  The Three Original Firms shall use reasonable efforts to coordinate the incurrence of significant expenses with SCO’s general counsel.

In the unlikely event that any dispute arises between the parties in connection with the terms of this engagement letter, the parties agree to submit to arbitration in accordance with the rules of American Arbitration Association in a mutually agreed upon venue.

This engagement letter does not govern the relationship SCO has or may have with Dorsey & Whitney LLP or other law firms related to litigation, corporate, securities, intellectual property, M&A, tax, employment and other legal services outside the scope of the SCO Litigation.

This engagement letter constitutes the entire agreement of the parties hereto and supersedes and replaces all prior and contemporaneous agreements, whether oral, written or implied.

SCO acknowledges and agrees that the contingency payments are reasonable in relation to the services to be provided hereunder given the value of the services to SCO, the time already spent to date by the Three Original Firms, and the normal and customary fees and rates charged by the Three Original Firms.  SCO further acknowledges and agrees that the Three Original Firms have reviewed and explained all of the terms of this engagement letter with SCO, that the Three Original Firms have given SCO an opportunity to ask, and have answered, any questions SCO has had in connection with this engagement letter and that SCO has reviewed this engagement letter with other counsel.

You are aware that as a result of the types of clients BSF advises and the types of engagements in which we are involved, we may be requested to act for other persons on matters which are not substantially related to the SCO Litigation where the interests of the other persons, and BSF’s representation of them, may be adverse to you.  We would, of course, not be relieved of any obligation we have to retain in confidence any confidential information obtained from you and to refrain from using or disclosing such information in connection with any other representation we may undertake.

This engagement letter may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same engagement letter.

If the terms of this retention are agreeable, please so indicate by signing below and returning this letter to Christopher Boies at Boies, Schiller & Flexner LLP, 333 Main Street, Armonk, New York 10504.

Sincerely yours,

/s/ David Boies

Accepted and agreed:

/s/ Darl McBride
Darl McBride
Chief Executive Officer
The SCO Group, Inc.

/s/ Kevin McBride

/s/ Mitchell W. Berger
Mitchell W. Berger, President
Berger Singerman